UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2020

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, TX 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2020, iBio, Inc. (the “Company”) entered into an agreement with Randy J. Maddux (the “Maddux Employment Agreement”) to serve as the Company’s Chief Operating Officer, effective December 1, 2020.

Prior to joining our Company, Mr. Maddux, age 59, served as the Senior Vice President of Operations of Aptevo Therapeutics Inc. (“Aptevo”)(Nasdaq: APVO),  a clinical-stage biotechnology company focused on developing novel immunotherapies for the treatment of cancer, from July 2016 until November 2020 and Chief Manufacturing Officer from March 2018 to November 2020.  In this capacity, Mr. Maddux led the Quality, Process Development and Analytical Development and Formulation, Engineering and Facilities and Supply Chain functions for Aptevo. Prior to joining Aptevo, he spent four years as VP and Site Director at GlaxoSmithKline plc (“GSK”)(NYSE: GSK), a science-led global healthcare company, where he led the largest biopharmaceutical site within the GSK global manufacturing network and was instrumental in launching a successful contract development and manufacturing (“CDMO”) services business. Prior to GSK, Mr. Maddux spent nine years at Human Genomes Sciences, Inc. as VP Quality and Operations and eight years with Biogen in positions of increasing responsibility within the Quality organization. Mr. Maddux is a past member of the Life Sciences Foundation Board at Montgomery College. Mr. Maddux earned a Bachelors in Chemistry from East Carolina University and pursued post-graduate work in analytical chemistry before earning an MBA from the Fuqua School of Business at Duke University.

As stated above, on October 30, 2020, the Company entered into the Maddux Employment Agreement with Mr. Maddux to serve as Chief Operating Officer. The Maddux Employment Agreement becomes December 1, 2020 (the “Effective Date”), provided that certain pre-employment procedures, including, but not limited to a background check, are satisfactorily completed.

Mr. Maddux is entitled to an annual base salary of $390,000, which will accrue starting on the Effective Date. He is also eligible to receive a signing bonus of $160,000 upon the Effective Date, which bonus will be paid within thirty (30) days of the Effective Date. Mr. Maddux is obligated to return the signing bonus to the Company if he resigns without good reason (as defined in the Maddux Employment Agreement) within twelve months of the Effective Date. Mr. Maddux is eligible for a target bonus of 40% of the base salary paid to him during the prior fiscal year based upon the Compensation Committee’s assessment of his performance and the performance of the Company during the prior fiscal year.

The Maddux Employment Agreement also provides for an initial grant of options to purchase 465,000 shares of the Company’s common stock (the “Maddux Option”) to Mr. Maddux pursuant to the iBio, Inc. 2018 Omnibus Equity Incentive Plan, as amended (the “2018 Plan”), with an exercise price at the fair market value on the date of grant, as determined by the Company’s Board of Directors. The Maddux Option vests ratably as follows: (1) 25% of the options granted will vest after one year of employment with the Company; and (2) after one year of employment with the Company, 6.25% of the options granted will vest for each additional three (3) months of employment, subject to the conditions of the 2018 Plan and the stock option grant agreement. Mr. Maddux will also receive an initial grant of 309,000 RSUs. Such RSUs will vest in even increments on the first three anniversaries of the grant date, subject to the 2018 Plan and the RSU grant agreement. Mr. Maddux will also be eligible for additional grants of equity compensation from time to time, in a similar manner to other similarly situated executives, subject to the Company grant policy and applicable approvals of grants.

Mr. Maddux may participate in benefit plans for which he is eligible as may be established from time to time by the Company for its executive employees, including the cost of medical and dental benefits provided to Mr. Maddux and his family as well as paid time off. The Company will also provide Mr. Maddux with directors’ and officers’ liability insurance.

Mr. Maddux’s employment is on an “at will” basis and may be terminated at any time by Mr. Maddux or the Company. If Mr. Maddux’s employment is terminated for “Cause” (as defined in the Maddux Employment Agreement), he is entitled to receive his accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination date. If the Company terminates Mr. Maddux’s employment for reasons other than for “Cause” or due to death or disability, then the Company is required to pay Mr. Maddux or his estate, as the case may be, his accrued and unpaid base salary, any unreimbursed expenses and benefits accrued through the termination/separation date. If Mr. Maddux is terminated by the Company without Cause, and provided that he executes and does not revoke a separation agreement in form acceptable to the Company, he will receive the following severance: (1) an amount equal to his base salary for nine months, (2) an amount equal to the target bonus for which he would have been eligible during the Company’s fiscal year in which he was terminated, within thirty (30) days of his execution of a separation agreement, and (3) payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of 9 months following the termination.

If Mr. Maddux’s employment is terminated without Cause within twelve months after a Change of Control (as defined in the 2018 Plan), or if Mr. Maddux terminates his employment with the Company for Good reason (as defined in the Maddux Employment Agreement), provided he executes and does not revoke a separation agreement in a form acceptable to the Company, Mr. Maddux will receive: (1) an amount equal to his base salary for twelve months, (2) an amount equal to the target bonus for which he would have been eligible during the Company’s fiscal year in which he was terminated, within thirty (30) days of his execution of a separation agreement, (3) immediate vesting of 100% of any unvested time-vested equity awards held by Mr. Maddux ta such time, and (4) payment of the full amount of all premiums for continued health benefits (including COBRA) under the Company’s health plans for a period of 12 months following the termination.

Mr. Maddux also has agreed to assign to the Company all of his rights in any Inventions, including all Intellectual Property Rights (as such terms are defined in the Maddux Employment Agreement) that are made, conceived or reduced to practice, in whole or in part, alone or with others, by him during his employment with the Company and has agreed to certain non-compete and non-solicitation terms.

Except as set forth herein, there are no understandings or arrangements between Mr. Maddux and any other person pursuant to which Mr. Maddux was appointed Chief Operating Officer of the Company. In addition, there are no family relationships between Mr. Maddux and any director or executive officer of the Company, and except as set forth herein, Mr. Maddux does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Maddux Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Maddux Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Maddux Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On November 3, 2020, the Company issued a press releases announcing the appointment of Mr. Maddux as the Company’s Chief Operating Officer. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Employment Agreement dated October 30, 2020 by and between iBio, Inc. and Randy J. Maddux, effective December 1, 2020
99.1	Press Release issued by iBio, Inc. on November 3, 2020

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: November 3, 2020	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chairman and Chief Executive Officer